The Merrill Lynch Non-Qualified Deferred
                        Compensation Plan Trust Agreement

TRUST UNDER:
Fremont General Corporation Supplemental Executive Retirement Plan

DEFERRED COMPENSATION PLAN (1)

This Agreement made April 4, 2001 by and between Fremont General Corporation (the "Company") and Merrill Lynch Trust Company, FSB, (the "the Trustee");

WHEREAS, the Company has adopted the non-qualified deferred compensation plan identified above and such other Plan(s) as are listed in Appendix A.

WHEREAS, the Company has incurred or expects to incur liability under the terms of such Plan(s) with respect to the individuals participating in such Plan(s).

WHEREAS, the Company wishes to establish the Fremont General Corporation Supplemental Executive Retirement Plan Trust (the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan(s);

WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan(s) as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purpose of Title I of the Employee Retirement Income Security Act of 1974.

WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan(s);

NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:


                                   ARTICLE 1.
                             ESTABLISHMENT OF TRUST


     (a) DEPOSIT OF FUNDS. The Company hereby deposits with the Trustee in trust such cash and/or marketable securities, if any, listed in Appendix B, which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

     (b) IRREVOCABILITY. The Trust hereby established shall be irrevocable.


[FN]
(1) This trust is intended to comply with the model grantor trust requirement of Revenue Procedure 92-64. While Merrill Lynch believes that this Trust Agreement complies with the Revenue Procedure it provides no assurance that modifications to the terms contained herein would not be required by the Internal Revenue Service during the review process in the event the Company were to apply for a ruling as to the tax consequences of its plan and this trust. If the Company desires to obtain such a ruling from the Internal Revenue Service, a copy of this Trust Agreement with all substituted or additional language underlined as required by the Revenue Procedure is available through your Merrill Lynch Financial Consultant.

     (c) GRANTOR TRUST. The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, Part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

     (d) TRUST ASSETS. The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan(s) and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against The Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

     (e) ADDITIONAL DEPOSITS. The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Neither the Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.

     (f) ACCEPTANCE OF ADDITIONAL DEPOSITS. The Trustee shall not be obligated to receive such cash and/or property unless prior thereto the Trustee has agreed that such cash and/or property is acceptable to the Trustee and the Trustee has received such reconciliation, allocation, investment or other information concerning, or representation with respect to, the cash and/or property as the Trustee may reasonably require. The Trustee shall have no duty or authority to
(i) require any deposits to be made under the Plan or to the Trustee; (ii) compute any amount to be deposited under the Plan to the Trustee; or (iii) determine whether amounts received by the Trustee comply with the Plan. Assets of the Trust may, in the Trustee's discretion, be held in an account with an affiliate of the Trustee.

     (g) PARTICIPATION BY AFFILIATES. The Company may permit other affiliated corporations whose employees participate in the Plan ("Affiliates") to contribute to this Trust. Each participant shall be identified as being employed by either the Company or an Affiliate, and all participant accounts shall also be so identified. The assets in aggregate attributable to each Affiliate's employees (the "Affiliate Accounts") shall be deemed to be held in a separate subtrust and shall be subject solely to the claims of the participants employed by that respective Affiliate and its creditors, the Affiliate shall be treated as the grantor of the Affiliate Accounts, and Articles 2, 3 and 4 herein shall be applied separately to the Affiliate Accounts with reference to the respective Affiliate as if the Affiliate were the "Company." Notwithstanding the foregoing, if the Company contributes Employer Securities on behalf of an Affiliate's employees, such Employer Securities shall be allocated to the account of such employees, shall be deemed to be in the Affiliate's subtrust, and shall also be subject to the Company's general creditors. Additionally, any such Employer Securities contributed by the Company and remaining after distribution to the Affiliate's participants upon termination of the Trust or the Affiliate's deemed subtrust, shall revert to the Company rather than the Affiliate.


                                   ARTICLE 2.
              PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES

     (a) PAYMENT OF BENEFITS BY TRUSTEE. With respect to each Plan participant, the Company shall deliver to the Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of the participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amounts are to be paid (as provided for or available under the Plan(s)), and the time of commencement for payment of such amounts. The Payment Schedule shall be delivered to the Trustee not more than thirty (30)

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

business days nor fewer than fifteen (15) business days prior to the first date on which a payment is to be made to the Plan participant. Any change to a Payment Schedule shall be delivered to the Trustee not more than thirty (30) days nor fewer than fifteen (15) days prior to the date on which the first payment is to be made in accordance with the changed Payment Schedule. Except as otherwise provided herein, the Trustee shall make payments to Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provisions for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan(s) and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company, it being understood among the parties hereto that (i) the Company shall on a timely basis provide the Trustee specific information as to the amount of taxes to be withheld and (ii) the Company shall be obligated to receive such withheld taxes from the Trustee and properly pay and report such amounts to the appropriate taxing authorities.

     (b) ENTITLEMENT TO BENEFITS. The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan(s) shall be determined by the Company or such party as it shall designate under the Plan(s), and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan(s).

     (c) PAYMENT OF BENEFITS BY COMPANY. The Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan(s). The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan(s), the Company shall make the balance of each payment as it falls due. The Trustee shall notify the Company where principal and earnings are not sufficient.

     (d) NO DUTY TO DETERMINE SUFFICIENCY. The Trustee shall have no responsibility to determine whether the Trust is sufficient to meet the liabilities under the Plan(s), and shall not be liable for payments or Plan(s) liabilities in excess of the value of the Trust's assets.



                                   ARTICLE 3.
                  TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO
                 TRUST BENEFICIARY WHEN THE COMPANY IS INSOLVENT

     (a) INSOLVENCY. The Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code. For purposes of this Article 3, if the Company is determined to be Insolvent, no Affiliate in which the Company has an equity interest shall be deemed to be an Insolvent entity by reason of the Company's Insolvency; provided, however, that Employer Securities contributed to an Affiliate Account by the Company shall be subject to the Company's general creditors. Similarly, the Insolvency of an Affiliate will not cause the Company to be deemed Insolvent.

     (b) NOTICE OF INSOLVENCY. At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

          (i) The Board of Directors and the Chief Executive Officer of the Company (or, if there is no Chief Executive Officer, the highest ranking officer) shall have the duty to inform the

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     Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

          (ii) Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

          (iii) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plan(s) or otherwise.

          (iv) The Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Article 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

     (c) AMOUNT OF PAYMENTS AFTER INSOLVENCY. Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan(s) for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants provided for hereunder during any such period of discontinuance; provided that the Company has given the Trustee the information with respect to such payments made during the period of discontinuance prior to resumption of payments by the Trustee.


                                   ARTICLE 4.
                             PAYMENTS TO THE COMPANY

     Except as provided in Section 1(g), Article 3 and Article 12 hereof, since the Trust is irrevocable, in accordance with Section 1(b) hereof, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan(s).


                                   ARTICLE 5.
                              INVESTMENT AUTHORITY

     (a) Investment of Principal and Interest. The Trustee shall invest and reinvest the principal and income of the Trust as directed by the Company (including directions that the Trustee follow Plan participants' deemed investment elections made in accordance with the terms of the Plan), which directions may be changed from time to time, all in accordance with procedures established by the Trustee. The Trustee may limit the categories of assets in which the Trust may be invested.

     (b) Voting Rights. The Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by the Company. All rights associated with assets of the Trust shall be

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exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercised by or rest with Plan participants, except that voting rights with respect to Trust assets will be exercised by the Company, unless an investment adviser has been appointed pursuant to Section 5(d) and voting authority has been delegated to such investment adviser.

     (c) SUBSTITUTION OF ASSETS. The Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercised by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

     (d) APPOINTMENT OF INVESTMENT MANAGER. The Company may appoint one or more investment managers, including any entities affiliated with the Trustee, who shall have the power to manage, acquire, or dispose of such portion of the assets of the Trust as the Company shall determine subject to the following:

          (i) An investment manager shall act in accordance with the provisions of an investment management agreement entered into between it and the Company, an executed copy of which investment management agreement shall be filed with the Trustee;

          (ii) Each such investment manager must be registered as an investment adviser under the investment Advisers Act of 1940, and shall provide investment advice on a discretionary or nondiscretionary basis with respect to that portion of the assets of the Trust as the Company shall specify from time to time by written direction(s) to the Trustee;

          (iii) The indicia of ownership of the assets of the Trust shall be held by the Trustee at all times;

          (iv) Any entity affiliated with the Trustee may act as broker or dealer to execute transactions, including the purchase of any securities directly distributed, underwritten, or issued by an entity affiliated with the Trustee, at standard commission rates, mark-ups or concessions, and to provide other management or investment services with respect to such trust, including the custody of assets;

          (v) Any direction given to the Trustee by an investment manager shall be given in writing or given orally and confirmed in writing as soon as practicable. Alternatively, an investment manager may provide investment instructions directly to the broker or dealer and receipt by the Trustee of a confirmation of the transaction from the broker or dealer shall be conclusive evidence of such transactions. In either case, the Trustee shall have the authority within 24 hours of receipt of such direction from the investment manager or confirmation of a transaction to instruct the investment manager to rescind the transaction if the Trustee finds that the investment is inconsistent with its operational or administrative requirements; and

          (vi) The Trustee may pay any such investment manager for any such services from the assets at the Trust without reduction for any fees or compensation paid to the Trustee for its services as trustee.

     Notwithstanding any other provision of the Agreement, with respect to the investment of the assets of the Trust managed by an investment manager, the Trustee shall have only the duty to follow the directions of the investment manager and the Trustee shall not be liable to anyone:

               (I) for an act or omission of the investment manager with respect to the investment of such assets;

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               (II) for failing to act with respect to the investment of such assets absent direction from the investment manager; or

               (III) for failing to invest, periodically review or otherwise deal with the investment of such assets.

     In the event the Company is "Insolvent" for purposes of Article 3 and the Company fails to provide effective investment instructions to the Trustee as provided in Section 5(a), the Trustee may appoint one or more investment advisers who are registered as investment advisers under the Investment Advisers Act of 1940, who may be affiliates of the Trustee, to provide investment advice on a discretionary or non-discretionary basis with respect to all or a specified portion of the assets of the Trust.

     (e) POWERS OF TRUSTEE. Subject to Section 5(a), the Trustee, or the Trustee's designee, is authorized and empowered:

          (i) To invest and reinvest Trust assets, together with the income therefrom, in common stock, preferred stock, convertible preferred stock, bonds, debentures, convertible debentures and bonds, mortgages, notes, commercial paper and other evidences of indebtedness (including those issued by the Trustee), shares of mutual funds (which funds may be sponsored, managed or offered by an affiliate of the Trustee), guaranteed investment contracts, bank investment contracts, other securities, policies of life insurance, annuity contracts, options, options to buy or sell securities or other assets, and all other property of any type (personal, real or mixed, and tangible or intangible);

          (ii) To deposit or invest all or any part of the assets of the Trust in savings accounts or certificates of deposit or other deposits in a bank or savings and loan association or other depository institution, including the Trustee or any of its affiliates, provided with respect to such deposits with the Trustee or an affiliate the deposits bear a reasonable interest rate;

          (iii) To hold, manage, improve, repair and control all property, real or personal, forming part of the Trust; to sell, convey, transfer, exchange, partition, lease for any term, even extending beyond the duration of this Trust, and otherwise dispose of the same from time to time;

          (iv) To hold in cash, without liability for interest, such portion of the Trust as is pending investments, or payment of expenses, or the distribution of benefits;

          (v) To take such actions as may be necessary or desirable to protect the Trust from loss due to the default on mortgages held in the Trust including the appointment of agents or trustees in such other jurisdictions as may seem desirable, to transfer property to such agents or trustees, to grant to such agents such powers as are necessary or desirable to protect the Trust, to direct such agent or trustee, or to delegate such power to direct, and to remove such agent or trustee;

          (vi) To settle, compromise or abandon all claims and demands in favor of or against the Trust;

          (vii) To exercise all of the further rights, powers, options and privileges granted, provided for, or vested in trustees generally under the laws of the state in which the Trustee has its principal place of business so that the powers conferred upon the Trustee herein shall not be in limitation of any authority conferred by law, but shall be in addition thereto;

          (viii) To borrow money from any source and to execute promissory notes, mortgages or other obligations and to pledge or mortgage any trust assets as security; and

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          (ix) To maintain accounts at, execute transactions through, and lend on an adequately secured basis stocks, bonds or other securities to, any brokerage or other firm, including any firm which is an affiliate of the Trustee.


                                   ARTICLE 6.
                        ADDITIONAL POWERS OF THE TRUSTEE

     To the extent necessary or which it deems appropriate to implement its powers under Article 5 or otherwise to fulfill any of its duties and responsibilities as the Trustee of the Trust, the Trustee shall have the following additional powers and authority:

     (i) To register securities, or any other property, in its name or in the name of any nominee, including the name of any affiliate or the nominee name designated by any affiliate, with or without indication of the capacity in which property shall be held, or to hold securities in bearer form and to deposit any securities or other property in a depository or clearing corporation;

     (ii) To designate and engage the services of, and to delegate powers and responsibilities to, such agents, representatives, advisers, counsel and accountants as the Trustee considers necessary or appropriate, any of whom may be an affiliate of the Trustee or a person who renders services to such an affiliate, and, as part of its expenses under this Trust Agreement, to pay their reasonable expenses and compensation;

     (iii) To make, execute and deliver, as the Trustee, any and all deeds, leases, mortgages, conveyances, waivers, releases or other instruments in writing necessary or appropriate for the accomplishment of any of the powers listed in this Trust Agreement; and,

     (iv) Generally to do all other acts which the Trustee deems necessary or appropriate for the protection of the Trust.



                                   ARTICLE 7.
                              DISPOSITION OF INCOME

     During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

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                                   ARTICLE 8.
                            ACCOUNTING BY THE TRUSTEE

     The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within 90 days following the close of each calendar year and within 90 days after removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. The Trustee may satisfy its obligation under this Article 8 by rendering to the Company monthly statements setting forth the information required by this Section separately for the month covered by the statement.


                                   ARTICLE 9.
                   RESPONSIBILITY AND INDEMNITY OF THE TRUSTEE

     (a) FIDUCIARY STANDARD. The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Plan(s) and this Trust and is given in writing by the Company or in such other manner prescribed by the Trustee. The Trustee shall also incur no liability to any person for any failure to act in the absence of direction, request or approval from the Company which is contemplated by, and in conformity with, the terms of this Trust. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

     (b) INDEMNIFICATION OF TRUSTEE. The Company hereby indemnifies the Trustee and each of its affiliates (collectively, the "Indemnified Parties") against, and shall hold them harmless from, any and all loss, claims, liability, and expense, including reasonable attorneys' fees, imposed upon or incurred by any Indemnified Party as a result of any acts taken, or any failure to act, in accordance with the directions from the Company or any designee of the Company, which is contemplated by, and in conformity with, the terms of this Trust, or by reason of the Indemnified Party's good faith execution of its duties with respect to the Trust, including, but not limited to, its holding of assets of the Trust. The Company's obligations in the foregoing regard to be satisfied promptly by the Company, provided that in the event the loss, claim, liability or expense involved is determined by a no longer appealable final judgment entered in a lawsuit or proceeding to have resulted from the negligence or willful misconduct of the Trustee, the Trustee shall promptly on request thereafter return to the Company any amount previously received by the Trustee under this Section with respect to such loss, claim, liability or expense. If the Company does not dispute or pay such costs, expenses and liabilities within 60 days after receipt of the Trustee's invoice therefor, the Trustee may obtain payment from the Trust without direction from the Company.

     (c) LEGAL COUNSEL. The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

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     (d) OTHER ADVISERS. The Trustee may hire agents, accountants, actuaries, investment advisers, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

     (e) AUTHORITY OF TRUSTEE. The Trustee shall have, without exclusion, all powers conferred on the Trustee by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

     (f) LOAN AGAINST INSURANCE POLICY. However, notwithstanding the provisions of Section 9(e) above, the Trustee may loan to the Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

     (g) LIMITATION ON TRUSTEE. Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

                                  ARTICLE 10.
                    COMPENSATION AND EXPENSES OF THE TRUSTEE

     If the Company does not pay or dispute the Trustee's fees within 60 days of receipt of the Trustee's invoice therefor, the Trustee is authorized, unless otherwise agreed by the Trustee, to withdraw from the Trust without direction from the Company. The Company shall pay all administrative expenses, but if not so paid, the expenses shall be paid from the Trust.



                                  ARTICLE 11.
                      RESIGNATION OR REMOVAL OF THE TRUSTEE
                          AND APPOINTMENT OF SUCCESSOR

     (a) RESIGNATION OF TRUSTEE. The Trustee may resign at any time by written notice to the Company, which shall be effective 30 days after receipt of such notice unless the Company and the Trustee agree otherwise.

     (b) REMOVAL OF TRUSTEE. The Trustee may be removed by the Company on 30 days' notice or upon shorter notice accepted by the Trustee.

     (c) TRANSFER OF ASSETS TO SUCCESSOR.

          (i) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 60 days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit, provided that the Trustee is provided assurance by the Company satisfactory to the Trustee that all fees and expenses reasonably anticipated will be paid.

          (ii) Upon settlement of the account and transfer of the Trust assets to the successor Trustee, all rights and privileges under this Trust Agreement shall vest in the successor Trustee and all responsibility and liability of the Trustee with respect to the Trust and assets thereof shall

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     terminate subject only to the requirement that the Trustee execute all necessary documents to transfer the Trust assets to the successor Trustee.

     (d) COMPANY APPOINTMENT OF SUCCESSOR. If the Trustee resigns or is removed in accordance with Section 11(a) or Section 11(b), the Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

     (e) COURT APPOINTMENT OF SUCCESSOR. If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11(d) hereof, by the effective date of resignation or removal under Section 11(a) or Section 11(b). If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust, which shall be reimbursed by the Company.

     (f) DUTY OF SUCCESSOR TRUSTEE. The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Articles 7 and 8. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.



                                  ARTICLE 12.
                            AMENDMENT OR TERMINATION

     (a) AMENDMENT. This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan(s) or shall make the Trust revocable, since the Trust is irrevocable in accordance with Section 1(b) hereof, or make the Trust a trust which is not a grantor trust.

     (b) TERMINATION BY COMPANY. The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan(s). Such date shall be determined by the Company and communicated to the Trustee in writing. Upon termination of the Trust any assets remaining in the Trust shall be returned to the Company.

     (c) TERMINATION WITH PARTICIPANT APPROVAL. Notwithstanding the foregoing, the Company may terminate the Trust upon written approval of all participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan(s). All assets in the Trust at termination shall be returned to the Company.


                                  ARTICLE 13.
                                  MISCELLANEOUS

     (a) SEVERABILITY. Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

     (b) NO ASSIGNMENT OF BENEFITS. Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity),

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

alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

     (c) GOVERNING LAW. This Trust Agreement and its enforcement shall be governed by and construed in accordance with the laws of the state in which the Trustee has its principal place of business.

     (d) SURVIVAL. The provisions of Sections 2(d), 3(b)(iii), and 9(b) of this Agreement shall survive termination of this Agreement.

     (e) CONFLICT WITH PLAN DOCUMENT. The rights, duties, responsibilities, obligations and liabilities of the Trustee are as set forth in this Trust Agreement, and no provision of the Plan(s) or any other documents shall affect such rights, responsibilities, obligations and liabilities. If there is a conflict between provisions of the Plan(s) and this Trust Agreement with respect to any subject involving the Trustee, including but not limited to the responsibility, authority or powers of the Trustee, the provisions of this Trust Agreement shall be controlling.

     (f) COUNTERPARTS. This instrument may be executed in one or more counterparts, each of which is legally binding and enforceable.

     (g) GENDER. Terms used in the masculine shall include the feminine and vice versa and terms used in the singular shall include the plural and vice versa, unless the context clearly indicates otherwise.

     (h) SUCCESSORS. This Trust Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

                                   ARTICLE 14.
                                 EFFECTIVE DATE

     The effective date of this Trust Agreement shall be April 4, 2001.

     IN WITNESS WHEREOF, the Company and the Trustee have executed this Trust Agreement each by action of a duly authorized person.



MERRILL LYNCH TRUST COMPANY, FSB                     FREMONT GENERAL CORPORATION


By:                                                  By:
    ----------------------------                         -----------------------

Name/Title:                                          Name/Title:
            --------------------                                 ---------------

Date:                                                Date:  April 4, 2001
     ---------------------------

                                                Fremont General Corporation Copy

                                   ARTICLE 14
                                 EFFECTIVE DATE

     The effective date of this Trust Agreement shall be _____ , 2001.

     IN WITNESS WHEREOF, the Company and the Trustee have executed this Trust Agreement each by action of a duly authorized person.


MERRILL LYNCH TRUST COMPANY, FSB                     FREMONT GENERAL CORPORATION


By:                                                  By:
    ----------------------------                         -----------------------

Name/Title:                                          Name/Title:
            --------------------                                 ---------------

Date:                                                Date:
       -------------------------                           ---------------------

                                                Merrill Lynch Trust Company Copy


                                   ARTICLE 14.
                                 EFFECTIVE DATE

     The effective date of this Trust Agreement shall be , 2001.

     IN WITNESS WHEREOF, the Company and the Trustee have executed this Trust Agreement each by action of a duly authorized person.



MERRILL LYNCH TRUST COMPANY, FSB                     FREMONT GENERAL CORPORATION


By:                                                  By:
    ----------------------------                         -----------------------

Name/Title:                                          Name/Title:
            --------------------                                 ---------------

Date:                                                Date:
      --------------------------                           ---------------------

                                   APPENDIX A


Name of non-qualified deferred compensation plan(s):


Fremont General Corporation Supplemental Executive Retirement Plan

                                   APPENDIX B



Deposit of cash and/or marketable securities to the Trust:


Cash:  $________________________________

Marketable Securities:__________________


________________________________________


________________________________________


________________________________________


________________________________________


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